Exhibit 99.1

For Further Information:
Nancy Morovich, Investor Relations
Phone 504/576-5506
nmorovi@entergy.com

INVESTOR NEWS

September 2, 2004

Entergy and Koch Industries Announce Sale of Entergy-Koch Trading to
Merrill Lynch & Co.

Entergy Corporation and Koch Industries, Inc. today announced that they have entered into a definitive agreement to sell the US and foreign energy trading businesses of Entergy-Koch, LP to Merrill Lynch & Co. The sale, which is subject to the approval of Federal Energy Regulatory Commission (FERC), the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the approval or expiration of certain time periods of certain European, UK and Canadian regulatory authorities, is expected to close in the fourth quarter of 2004.

Entergy and Koch Industries also announced that they will conduct a competitive process to sell Gulf South Pipeline. Negotiations for the sale are expected to commence during the 3rd quarter of 2004, with closing expected in the first half of 2005.

Earnings implications

For the purposes of its earnings releases, Entergy will treat the 2004 earnings contribution from Entergy-Koch, LP as a special item because it will not recur in future years. This treatment applies to $0.13 per share recorded through second quarter 2004, and will continue in subsequent quarters until the sales of both Entergy-Koch Trading and Gulf South Pipeline are closed.

As a result, Entergy's as-reported earnings guidance per share for 2004 is revised to $3.83 to $4.03 from the previous range of $4.10 to $4.30 per share, as is shown in Table 1 on the following page. This range reflects the inclusion of Entergy-Koch's year to date earnings of $0.13 per share and assumes no additional earnings contribution from the venture in 2004. As-reported earnings guidance will be further revised later in the year to reflect: 1) actual results realized by Entergy-Koch, LP in third and fourth quarters; and 2) any gain or loss which is expected to result from the combination of the sales of Entergy-Koch Trading and Gulf South Pipeline and the liquidation of Entergy-Koch, LP at such time as the amount of the gain or loss can be reasonably estimated.

In addition, Entergy's 2004 operational earnings guidance is revised to a range of $3.70 to $3.90 per share. This range represents a decrease from the previously-issued operational guidance of $4.10 to $4.30 per share due to the removal of $0.40 per share associated with Entergy-Koch, LP. This amount reflects $0.13 per share earned by the business in the first half of 2004 which was previously included in both as-reported and operational earnings per share.

Table 1: 2004 Earnings Per Share Guidance - Reconciliation of GAAP to non-GAAP Measures
(Per share in U.S. $)

	2003 Earnings	Operational/Special Item Changes in 2004	Range of Impact		2004 Guidance Range

Utility, Parent & Other
As-Reported	1.93
Less Special Items	(0.69)	Operational items:
Operational	2.62	Full year impact of rate actions	0.04	0.04
		Sales growth of 1.5% to 2.0%	0.15	0.20
		Productivity improvements	0.02	0.03
		Decreased interest expense	0.10	0.12
		Increased depreciation expense, other	(0.18)	(0.16)
		Total Operational	0.13	0.23	2.75	2.85
		Special items:
		None
		Total As-reported	-	-	2.75	2.85
Entergy Nuclear
As-Reported	1.30
Less Special Items	0.45	Operational items:
Operational	0.85	Higher contract pricing	0.09	0.10
		Increased generation	0.03	0.04
		New services contract	0.03	0.03
		Productivity improvements	0.10	0.13
		Total Operational	0.25	0.30	1.10	1.15
		Special items:
		None
		Total As-reported	-	-	1.10	1.15
Non Nuclear Wholesale Assets
As-Reported	(0.10)
Less Special Items	-	Operational items:
Operational	(0.10)	Increased losses due to lower prices	(0.05)	0.00
		Total Operational	(0.05)	0.00	(0.15)	(0.10)
		Special items:
		None
		Total As-reported	-	-	(0.15)	(0.10)
Entergy-Koch, LP
As-Reported	0.88
Less Special Items	-	Operational items:
Operational	0.88	2003 Disproportionate sharing	(0.38)	(0.38)
		2003 Entergy-Koch Trading (excl dispro sharing)	(0.46)	(0.46)
		2003 Gulf South Pipeline (excl dispro sharing)	(0.04)	(0.04)
		Total Operational	(0.88)	(0.88)	0.00	0.00
		Special items:
		Earnings from Entergy-Koch, LP realized through 6/30/04	0.13	0.13
		Total As-reported	0.13	0.13	0.13	0.13
Consolidated Total
As-Reported	4.01
Less Special Items	(0.24)
Operational	4.25	Total Operational for 2004	(0.55)	(0.35)	3.70	3.90
		Plus Special items			0.13	0.13
		Total As-reported for 2004			3.83	4.03

Entergy's previously issued as-reported and operational earnings guidance for 2005 is affirmed in the range of $4.60 to $4.85 per share. As is the case for 2004 as-reported earnings guidance, 2005 as-reported earnings guidance will be revised in the future to reflect actual results realized by Entergy-Koch, LP in that year.

Accounting for the Transactions

Entergy expects to receive its share of sale proceeds from this transaction as well as the anticipated sale of Gulf South Pipeline as cash distributions from Entergy-Koch over a time period from closings through year end 2006, with the majority of the distributions occurring in 2005. Entergy will account for these cash distributions as reductions of Entergy's approximately $1.1 billion equity investment in unconsolidated affiliate. Entergy's equity investment includes its cash investments in Entergy-Koch, the value of its assets contributed to Entergy-Koch and the earnings recorded thereon, including disproportionate income sharing, less dividends received from Entergy-Koch to date.

Entergy expects the above transactions to ultimately result in a net cash impact of approximately $1 billion, comprised of the after-tax cash from the distributions of the sale proceeds and the eventual liquidation of the joint venture. The net cash impact will vary based on the results of the competitive process to sell Gulf South Pipeline. When the results of this competitive process are determined, the net cash impact will be revised and compared to Entergy's equity investment to determine the book gain or loss. If a net loss is expected, it will be recorded at that time. If net gain is expected, the gain would not be recorded until realized.

About Entergy Corporation and Koch Industries Inc. and Entergy-Koch, LP

Entergy Corporation is an integrated energy company engaged primarily in electric power production, retail distribution operations, energy marketing and trading, and gas transportation. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, LP, it is a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas pipeline and storage facilities. Entergy has annual revenues of over $9 billion and approximately 14,000 employees.

Koch Industries, Inc., based in Wichita, Kansas, owns a diverse group of companies that are engaged in trading, investment and operations in 50 countries around the world. Koch companies employ more than 30,000 people in core industries such as trading, petroleum, asphalt, natural gas, gas liquids, chemicals, plastics and fibers, chemical technology equipment, minerals, fertilizers, ranching, securities, and finance, as well as in other ventures and investments. More information on Koch Industries, Inc. is available at www.kochind.com.

Entergy Corporation and Koch Energy, Inc. jointly own Houston-based Entergy-Koch, LP in a 50/50 venture that was created in 2001. Entergy-Koch, LP has three primary subsidiaries:  Entergy-Koch Trading, LP, Entergy-Koch Trading, Ltd. and Gulf South Pipeline Company, LP.

Additional investor information can be accessed online at

www.entergy.com/earnings

In this release, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance resulting from the agreement by Entergy-Koch, LP's owners to sell their US and foreign trading business, the intent to sell the Gulf South Pipeline and the eventual dissolution of Entergy-Koch, LP. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to, the completion of the sale of Entergy-Koch's US and foreign trading businesses, the ability to sell Entergy-Koch's Gulf South Pipeline at attractive prices, the amount of cash that Entergy-Koch is able to distribute to Entergy, the resolution of pending investigations of Entergy-Koch's past trading practices, the effects of litigation against Entergy-Koch, and the amount of tax payments on sales proceeds and distributions. Additionally, there are other factors that Entergy has identified from time to time in its filings made with the Securities and Exchange Commission that could affect Entergy's overall financial performance.